Exhibit 10.12


















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                                    SUBLEASE

                                     between


       INSPIRE INSURANCE SOLUTIONS, INC., debtor and debtor-in-possession,

                                       And

                    ARROWHEAD GENERAL INSURANCE AGENCY, INC.



                            Dated as of May 14, 2002

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


                                    SUBLEASE

         This Sublease ("Sublease") is made and entered into as of May 14, 2002, by and between INSPIRE INSURANCE SOLUTIONS, INC., a Texas corporation and debtor and debtor-in-possession (hereafter "Sublessor"), and Arrowhead General Insurance Agency, Inc., a Minnesota corporation (hereafter "Sublessee"), with reference to the following facts:

                                    RECITALS
              A. Sublessor, as successor-in-interest to Arrowhead General Insurance Agency, Inc., and Kilroy Realty, L.P., a Delaware limited partnership, as successor-in-interest to ADI Arrow Partners, L.P ("Master Landlord"), entered into a Lease dated as of April 10, 1996 (the "Master Lease"), attached to this Sublease as Exhibit "B" and incorporated herein by reference. The Master Lease covers the building containing approximately 93,000 rentable square feet located at 6055 Lusk Boulevard, San Diego, California ("Building" or "Master Premises"), as more particularly described in Exhibit "A", attached to this Sublease and incorporated herein by reference..

              B. On February 15, 2002, Sublessor filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Doe (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"), under Case No. 02-41228-DML (the "Bankruptcy Case").

              C. Sublessor desires to assume the Master Lease in the Bankruptcy Court pursuant to Section 365 of the Bankruptcy Code.

              D. Sublessor and Sublessee desire to enter into this Sublease in order for Sublessee to sublease a portion of the Building containing approximately 40,000 rentable square feet and as depicted on Exhibit A attached hereto (the "Premises"), on the terms and conditions set forth herein.

              E. Sublessor and Sublesee are also entering into various other agreements in conjunction with this Sublease, including, but not limited to, a Software License Agreement, a Policy Processing and Administration Agreement, a Claims Administration Agreement, a Professional Services Agreement, an Asset Purchase Agreement and a Comprehensive Preferred Escrow Agreement (collectively, the "Other Agreements").

              F. Sublessor and Sublessee desire that this Sublease, as well as the other agreements referenced in the preceding Recital, shall only be effective and binding on them if (1) all of such agreements are approved by a final order of the Bankruptcy Court as provided for herein, and (2) Sublessor's rejection of the Policy Administration Agreement is approved by a final order of the Bankruptcy Court acceptable in form and substance to Sublessee.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

         1. DEFINED TERMS. Terms with initial capital letters not otherwise defined herein shall have the respective meanings set forth in the Master Lease.

         2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby hires from Sublessor, on and subject to the terms, conditions and covenants hereinafter set forth, the Premises. Sublessee agrees to use the Premises solely for the office uses and for no other use or purpose without the prior written consent of Master Landlord. Sublessor agrees to deliver the Premises in a clean and orderly state to Sublessee. This shall include cleaned carpets, items removed from walls and any holes in walls repaired.

         3. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that Sublessor is not now, and as of the commencement of the Term (as defined below) will not be, in default or material breach of any of the provisions of the Master Lease, and the Sublessor has received no notice from Master Landlord that Sublessor is in default or breach of any of the provisions of the Master Lease. Sublessor further represents and warrants that (a) a true and correct copy of the Master Lease, as amended to date, is attached hereto as Exhibit B, (b) the Master Lease has not been otherwise amended or modified, is in full force and effect, and represents the entire agreement between Sublessor and Master Landlord relating to the Premises and (c) to the best of Sublessor's actual knowledge, Master Landlord is not in default with respect to the Master Lease. From and after the date of this Agreement, Sublessor agrees that it will not amend or terminate the Master Lease in any way that affects the Premises or Sublessee's rights under this Sublease without the written consent of the Sublessee, which shall not be unreasonably withheld or delayed. Sublessor shall perform all obligations under the Master Lease except to the extent such obligations are expressly required to be performed by the Sublessee under this Sublease. Sublessor shall seek to assume the Master Lease in the Bankruptcy Case, pursuant to Section 365 of the Bankruptcy Code. Sublessor agrees to indemnify, defend and hold sublessee harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and costs) arising from or relating to any breach of Sublessor's representations and warranties or breach of any or its other obligations under this section.

         4. TERM. The term of this Sublease shall commence on the 5th day (or such sooner or later day as the parties may agree) after this sublease has been approved by a final order of the Bankruptcy Court ("Commencement Date"), and shall expire on April 13, 2007, unless sooner terminated pursuant to the provisions hereof.

         5. RENT. Sublessee shall pay to Sublessor $60,000 per month as rent for the Premises ("Rent"), at the address for Sublessor set forth in Section 21 below, or at such other place as Sublessor shall designate from time to time by written notice to Sublessee, in advance on the first day of each calendar month of the term of this Sublease, starting on the Commencement Date, without deduction, offset, prior notice or demand.

                  5.1 FULL SERVICE RATE. The Rent is on a "full service gross" basis and Sublessee shall not be responsible for any charges for Additional Rent, including, without limitation, any Impositions, insurance premiums, utility costs or any other operating expenses; provided, however, that Sublessor shall have the right to increase the Rent by an amount equal to 43% of any unforeseen increases in electricity costs applicable during the term of this Sublease to the extent such increases result in the electricity costs for the Premises exceeding one hundred five percent (105%) of such electricity costs for the prior calendar year, on a cumulative basis.

                                       3
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                  5.2 SECURITY DEPOSIT. Upon obtaining Master Landlord's consent to this Sublease, Sublessee shall deliver into an escrow account in the name of Sublessor a security deposit in the amount of $60,000, which amount shall be funded in equal payments over the course of five (5) months ($12,000 per month). Sublessee shall retain the interest payments from the escrow account. In the event of a default on the part of Sublessee, funds shall be released to Sublessor to the extent of the default and Sublessee shall, within three (3) business days replenish the escrow account with the amount withdrawn by Sublessor. The security deposit shall not constitute the last months rent; such funds shall be dispersed to Sublessee within thirty (30) days after the expiration or termination of this Sublease.

                  5.3 INTEREST ON PAYMENTS DUE. Any sum due Sublessor pursuant to this Agreement that is not paid by the date on which payment is due shall bear interest from that date until the date such sum is paid at the lesser of
1.5 % per month or the maximum rate of interest allowed by applicable law. Sublessee will also pay Sublessor for any reasonable expenses, including attorney's fees, incurred by Sublessor in the collection of any amounts due and payable under this Agreement.

                  5.4 ELECTRONIC FUNDS TRANSFER. Sublessor will provide Sublessee bank routing information. All payments are to be via Electronic Funds Transfer (EFT), unless otherwise agreed to in writing by the parties, to the account specified in writing by Sublessor.

                  5.5 PAYMENT OF UNDISPUTED AMOUNTS. In the event that there is an amount in dispute, Sublessee is still obligated to pay all undisputed amounts on all invoices.

         6. OTHER PROVISIONS OF SUBLEASE. This Sublease is made subject and subordinate to all of the terms and conditions of the Master Lease. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, but only to the extent relating to the Premises and Sublessee's use thereof, except for the following ("Excluded Provisions"): Sections 1.1 and 1.2, Article II, Sections 3.1 through 3.6, inclusive, Article V, Sections 6.1, 6.2(b) and 6.2(c),
Article VII, Section 8.2, Section 9.3, Section 11.1, Article XIII, Article XVIII, and Sections 20.8 and 20.20. Sublessee assumes and agrees to perform the Tenant's obligations under the Master Lease (other than the Excluded Provisions) during the term of this Sublease to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Master Landlord under the Master Lease shall be considered performed by Sublessee to the extent and in the amount Rent is paid to Sublessor in accordance with
Section 5 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate or cause Sublessor to violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, unless such termination is due to Sublessor's or Sublessee's default or breach. Sublessee shall be entitled to all rights against Sublessor under this Sublease as Sublessor enjoys against Master Landlord under the Master Lease, and Sublessor shall be entitled to all rights against Sublessee under this Sublease as Master Landlord enjoys against Sublessor under the Master Lease.

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                  6.1 ATTORNMENT.  At the Master Landlord's option, in the event of cancellation or termination of the Master Lease for any reason, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of this Sublease, Sublessee shall attorn to the Landlord for the balance of the Term.

         7. ASSIGNMENT AND SUBLETTING. Sublessee shall have the right to sub-sublease any portion of their Premises or to assign this Sublease to any related entity, subsidiary, or purchaser of substantially all of Sublessee's assets or equity ("Affiliate"), subject to the Sublessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed, and to Master Landlord's consent. Any such sub-sublease or assignment to an Affiliate shall not relieve Sublessee from liability under this Sublease. In the event of any sub-subleasing or assignment to a party other than an Affiliate, Sublessor shall have the right to re-capture the Premises as provided below and shall have the right to fifty percent (50%) of any rents payable by any such sublessee or assignee in excess of (a) the Rent under this Sublease, plus (b) Sublessee's reasonable costs of sub-subleasing or assigning, including, without limitation, commissions, legal fees, tenant improvements and any other concessions reasonably required to induce a sub-subtenant or assignee, and the balance of such excess rents may be retained by Sublessee. Sublessor may exercise its recapture right by delivering written notice thereof to Sublessee within ten
(10) days after Sublessee requests Sublessor's consent to a sub-sublease or assignment to a party other than an Affiliate. If Sublessor timely exercises its recapture right, then this Sublease shall terminate and the parties shall be released from all further liabilities and obligations hereunder; provided, however, that, if Sublessee withdraws its request for consent to the proposed sub-sublease or assignment within ten (10) days after receipt of Sublessor's election to exercise its recapture right, then this Sublease shall remain in full force and effect and Sublessor shall not be entitled to recapture the Premises.

         8. SIGNAGE. To the extent permitted under the Master Lease, Sublessee shall be allowed to install outside building signage on the Building and to display Sublessee's logo in the main suite entrance to the Building at Sublessee's sole expense. The costs associated with the purchase, installation, maintenance and eventual removal of such signage shall be borne by Sublessee. All such signage shall conform to all zoning requirements and existing conditions, covenants and restrictions affecting the Building. Sublessor and Master Landlord shall have the right to review and approve Sublessee's signage, which approval by Sublessor shall not be unreasonably withheld, conditioned or delayed.

         9. PARKING. Sublessee shall, at no additional charge, be entitled to one hundred thirty (130) parking spaces during the term of this Sublease. Such parking spaces shall be used on a non-exclusive basis, except that Sublessee shall have the right to designate ten (10) of such parking spaces behind the Premises for use exclusively by Sublessee and its employees and invitees. Such parking spaces shall be located on the Land in a location adjacent to the back entrance to the Premises and reasonably acceptable to Sublessor and Sublessee. Sublessee shall be allowed to share with Sublessor the parking spaces designated as Visitor in the front of the Premises. If Sublessee needs additional parking spaces due to growth, Sublessor will work with Sublessee to reach a mutual agreement to provide additional spaces.

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         10. RIGHT OF FIRST OFFER.  During the term of this Sublease,  Sublessor hereby grants to Sublessee a right of first offer ("First Right") to lease, on the same terms and conditions as this Sublease, including the Rent, any portion of the Master Premises adjacent to the Premises within the Building that becomes available from time to time. Prior to marketing any such space, or making or accepting any offers to sublease such space, Sublessor shall deliver written notice to Sublessee of any such space becoming available for sublease. Sublessee may exercise its First Right with respect to such space by delivering written notice to Sublessor within seven (7) business days after delivery of Sublessor's notice that such space is available. If Sublessee so exercises the First Right, then Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the space described in Sublessor's notice on the terms and conditions set forth in this Sublease, including payment of the same rent per square footage for the additional space that Sublessee is paying at the time the First Right is exercised. In addition, Sublessee shall increase its security deposit by a like amount per square foot of such additional space.

         11. FURNITURE. Sublessor agrees that, within thirty (30) days of the Commencement Date, it shall remove at its sole expense all furniture and other various assets owned or controlled by Sublessor not attached as fixtures to the Premises.

         12. INSURANCE. In addition to Sublessee maintaining insurance as required by Section 6.2(a) of the Master Lease, Sublessee will name both Master Landlord and Sublessor as additional insureds under such liability insurance policy, and Sublessor and Sublessee each hereby release and relieve each other, and waive their entire right of recovery against the other, for loss or damage arising out of or incident to the perils insured against by any insurance policies maintained or required by this Sublease or the Master Lease to be maintained by the waiving party, which perils occur in, on or about the Premises or the Master Premises. Sublessee and Sublessor shall give notice to its insurance company of such release and waiver of subrogation contained herein.

         13. DAMAGE OR DESTRUCTION/CONDEMNATION. If the Premises, the Building or the common areas are materially damaged or destroyed or taken pursuant to a condemnation (or a conveyance under threat thereof), all applicable terms and conditions of the Master Lease concerning the parties rights in any such event(s) shall are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, but only to the extent relating to the Premises and Sublessee's use thereof.

         14. ATTORNEYS'_FEES. In the event any action or proceeding is brought by either party against the other relating to or arising from the subject matter of this Sublease, the prevailing party shall be entitled, in addition to any other relief granted therein, to recover from the other party attorneys' fees and costs incurred in connection therewith.

         15. SUCCESSORS_AND ASSIGNS. This Sublease and all terms and conditions contained herein, subject to the provisions as to assignment or sublease set forth herein, shall be binding upon and inure to the benefit of the successors and assigns of all parties hereto, including but not limited to any Chapter 11 trustee or Chapter 7 trustee appointed in the Bankruptcy Case.

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         16.  AUTOMATIC  STAY. The automatic stay under the Bankruptcy Code will not in any way limit or restrict Sublessee from exercising its rights or remedies upon default, expiration or termination of this Agreement.

         17. NO_BROKERS. Sublessor and Sublessee each hereby represent and warrant that they have had no dealings with any broker or agents in connection with the negotiation of this Sublease. Each party agrees to indemnify, defend and hold harmless the other from any and all claims, costs, expenses, damages, liabilities (including but not limited to reasonable attorneys' fees) arising from or in connection with any claim by any broker or agent, whether or not licensed, for a commission or fee or other amount due in connection with this Sublease based upon the action of the indemnifying party.

         18. PRIOR_AGREEMENTS. This Sublease and the Master Lease contains all of the agreements of the parties hereto with respect to any matter covered in this Sublease, and no prior agreements or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Sublease may be amended or added to except by and agreement in writing signed by the parties hereto.

         19. COMMON AREAS. Sublessee shall have the non-exclusive right to use all common areas, including the reception area, break room, gymnasium, and bathrooms and conference rooms provided such use does not materially interfere with Sublessor's right to use such common areas.

         20. JANITOR & MAINTENANCE SERVICES. Janitorial and maintenance services for the Premises shall be provided to the satisfaction of Sublessee by Sublessor at no additional cost.

         21. NOTICES. All notices or demands of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered upon personal delivery or two (2) business days after the depositing the notice or demand in the United States mail, certified or registered, postage prepaid, or one (1) business day after timely sending by Federal Express or other reputable overnight delivery service, addressed to the Sublessor or Sublessee, respectively, at the address set forth below, or to such other address as Sublessor and Sublessee may, from time to time, designate to the other in writing.

         For Sublessee:             Attn: Chief Executive Officer
                                    Arrowhead General Insurance Agency, Inc.
                                    402 West Broadway, Suite 1600
                                    San Diego, CA  92101

         For Sublessor:             INSpire Insurance Solutions, Inc.
                                    300 Burnett Street
                                    Fort Worth, TX 76102
                                    Attention:  Don Bohannon

         With copy to:              Steven L. Leshin
                                    Jenkens & Gilchrist, P.C.
                                    1445 Ross Avenue, Suite 3200
                                    Dallas, Texas  75202

         22. LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are conditioned upon Sublessor obtaining Master Landlord's consent hereto by Master Landlord executing the Consent of Master Landlord at the end of this Sublease. If such consent is not obtained prior to the Commencement Date, either party shall have the right to terminate this Sublease, in which case neither party shall have any rights or obligations under this Sublease.

         23. BANKRUPTCY COURT APPROVAL. This Sublease and the obligations of the parties hereunder are further expressly conditioned upon Sublessor obtaining a final order from the Bankruptcy Court approving (a) Sublessor's assumption of the Master Lease under Section 365 of the Bankruptcy Code, (b) Sublessor's assumption of the Sublease dated January 11, 2002 between Sublessor and Arrowhead Claims Management, Inc., and (c) this Sublease and the Other Agreements, all without amendment or modification, unless such amendment or modification is approved in writing by both Sublessor and Sublessee, within forty-five (45) days after this Sublessee is entered into. If the court order approving this Sublease is not obtained within the time specified, this Agreement and all of its terms and provisions are and shall be null and void.

         IN WITNESS WHEREOF, this Sublease is executed as of the date first set forth above.

                                    SUBLESSEE:

                                    ARROWHEAD GENERAL INSURANCE AGENCY, INC., a Minnesota corporation

                                    By:________________________________________
                                            Kieran A. Sweeney, President & CEO




                                    SUBLESSOR:

                                    INSPIRE INSURANCE SOLUTIONS, INC.,
                                    a Texas corporation debtor and
                                    debtor-in-possession


                                    By:________________________________________
                                            Richard Marxen, President & CEO

                           CONSENT OF MASTER LANDLORD


                           The  undersigned  hereby  consents  to the  foregoing
Sublease.


                             KILROY REALTY, L.P., a Delaware limited partnership

                                  By:  Kilroy Realty Corporation,
                                       a Maryland corporation,
                                           general partner

                                       By:  ______________________________

                                       Its:   ____________________________

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                                   Exhibit "A"

                                    Premises

                                [To Be Attached]

                                   Exhibit "B"

                                  Master Lease

                                [To Be Attached]